SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
        240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
        240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On April 25, 2006, Banner Corporation issued its earnings release for the quarter ended March 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)            Exhibits

            99.1         Press Release of Banner Corporation dated April 25, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: April 25, 2006	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                CONTACT:     D. MICHAEL JONES,
                                                                                                        PRESIDENT AND CEO
                                                                                                        LLOYD W. BAKER,CFO
                                                                                                        (509) 527-3636

                        News Release

BANNER CORPORATION'S FIRST QUARTER PROFITS INCREASE 44%
TO RECORD $6.8 MILLION

Walla Walla, WA - April 25, 2006 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported improved net interest margin contributed to record first quarter earnings. In the first quarter of 2006, net income increased 44% to $6.8 million, or $0.56 per diluted share, compared to $4.7 million, or $0.39 per diluted share, in the first quarter a year ago.

"Dramatic improvement in our first quarter net interest margin was a result of our balance sheet restructuring completed at the end of 2005, changes in the mix of our loan portfolio and our growing ability to attract and retain core deposits. As planned, the restructuring transactions eliminated positions that had become a significant drag on earnings and now allow us to place less reliance on wholesale assets and liabilities," said D. Michael Jones, President and CEO. "In addition, the substantial growth in loans and deposits has strengthened our net interest income and contributed to the margin expansion. We have invested significant time and resources in expanding our branch network, adding twelve branches and relocating four others in the past 15 months. The 26% increase in non-interest bearing deposits this year over last is a direct result of franchise growth and our ongoing emphasis on building our deposit base system-wide."

In the fourth quarter of 2005, Banner sold $207 million of securities and prepaid $142 million of high-cost, fixed-term Federal Home Loan Bank (FHLB) borrowings. The remainder of the proceeds were applied to repay other relatively high-cost short-term borrowings from the FHLB.

First Quarter 2006 Highlights (compared to first quarter 2005)

  Net income increased 44% to $6.8 million.
  Net interest margin improved 53 basis points to 4.24%.
  Revenues advanced 18% to $34.4 million.
  Net interest income before provision for loan losses grew 19% to $29.9 million.
  Loans increased 19% to $2.54 billion.
  Non-interest bearing deposits increased 26% to $325.3 million and total deposits increased 21% to $2.42 billion.
  Credit quality continues to improve with non-performing assets down 54% and representing 0.28% of total assets.

Income Statement Review

Banner's net interest margin improved 31 basis points to 4.24% for the first quarter of 2006 from 3.93% in the previous quarter, and gained 53 basis points from 3.71% in the first quarter a year ago. "In addition to the benefits from the restructuring transactions, net interest margin also expanded as a result of our success in attracting higher earning loans and lower cost deposits. Further, the net interest margin has benefited modestly as rising interest rates have had a more immediate impact on floating rate loan yields than on the rates paid on most deposit products. We expect our net interest margin to further expand as we continue to replace high-cost funding with non-interest bearing and other transaction deposits," said Jones. Funding costs increased 22 basis points compared to the previous quarter and 72 basis points from the first quarter a year earlier. Asset yields, however, were also higher, increasing by 53 basis points from the prior linked quarter and 125 basis points from a year ago.

Revenues (net interest income before the provision for loan losses plus other operating income) grew 18% to $34.4 million in the first quarter compared to $29.2 million in the first quarter of 2005. For the first quarter of 2006, net interest income before the provision for loan losses increased 19% to $29.9 million compared to $25.2 million in the same quarter a year ago. Net interest income included approximately $400,000 of non-accrued delinquent interest collected in the first quarter. "Over the past few years, we have adopted a conservative approach to loan classification and accounting for problem loans. As the economic recovery in the Pacific Northwest accelerates, we believe there will be additional opportunities to recognize the collection of past-due interest and generate recoveries from previously charged-off loans in future periods," said Jones.

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BANR-First Quarter 2006 Results
April 25, 2006

Total other operating income for the first quarter increased 13% to $4.5 million compared to $4.0 million in the same quarter last year. Income from deposit fees and other service charges increased 25% to $2.5 million in the first quarter, reflecting the strong growth in deposit accounts and balances. Income from mortgage banking operations increased slightly from the fourth quarter of 2005 and decreased only 6% from the first quarter of 2005, despite the effect of rising interest rates on demand for residential loans, particularly in the refinance sector.

Other operating expenses were $23.2 million in the first quarter of 2006, up 9% from $21.3 million in the first quarter a year ago, and down 3% from operating expenses (excluding FHLB prepayment fees) in the fourth quarter of 2005. The ratio of other operating expense (expense ratio) to average assets was 3.09% in the first quarter of 2006, compared to 2.95% for the first quarter last year and 3.05% (excluding FHLB prepayment fees) for the fourth quarter of 2005.

"In the first quarter we opened a branch office in Meridian, Idaho and made progress on the construction of two additional southwestern Idaho branch offices, which we expect to open later this year. We continue to explore further branch expansion opportunities in our major markets: the Puget Sound area, the Portland, Oregon area and southwestern Idaho. Although expenses were down on a linked quarter basis, we expect to see higher operating expenses in future periods as a result of our expansion. However, over time these new branches should further improve our profitability by providing low-cost deposits and proportionately reducing our borrowings from the Federal Home Loan Bank, which were cut by more than half in the last year," said Jones.

Banner's return on equity (ROE) was 12.07% for the first quarter compared to 8.69% a year ago. The efficiency ratio was 67.42% in the quarter ended March 31, 2006, versus 72.89% a year earlier.

Balance Sheet Review

Net loans increased $407 million, or 19%, to $2.54 billion at March 31, 2006, compared to $2.13 billion a year earlier. "Loan production for the quarter was strong and the major components of the loan portfolio showed significant growth over the prior year's balances," said Jones. "Compared to a year ago, we increased commercial and multifamily real estate loans 6%, construction and land loans 43%, commercial and agricultural business loans 9% and consumer loans 21%. In addition, our credit quality continues to improve."

Total deposits increased $422 million, or 21%, to $2.42 billion at March 31, 2006, compared to $1.99 billion at the end of March 2005. Non-interest bearing deposits increased 26% at quarter-end compared to a year earlier. Total transaction and savings accounts increased 20% during the twelve months ending March 31, 2006, while certificates of deposit increased 22%. "We have seen a shift towards certificates of deposits as interest rates have risen to a level customers find attractive; however, we continue to have significant success in adding transaction and savings accounts as well," noted Jones. "As we continue to expand our delivery system, we are adding customers and account totals, as well as deposit balances, which should contribute to continued earnings growth in future periods."

Largely as a result of the restructuring transactions in the fourth quarter of 2005, but also reflecting maturities and principal prepayments, the securities portfolio declined by 49% to $299 million at March 31, 2006, from $591 million a year earlier. Similarly, FHLB borrowings declined by 55% to $269 million at March 31, 2006, from $595 million a year earlier and were nearly unchanged from the level at December 31, 2005.

Assets were $3.12 billion at March 31, 2006, a 5% increase from $2.97 billion a year earlier. Book value per share improved to $19.05 at March 31, 2006, from $18.55 a year earlier, and tangible book value per share was $15.99 at quarter-end, compared to $15.40 a year earlier.

Credit Quality

Non-performing assets decreased 54% to $8.6 million, or 0.28% of total assets, at March 31, 2006, compared to $18.9 million, or 0.64% of total assets, a year ago, reflecting significant progress in reducing credit risk. Non-performing assets decreased 21% compared to the previous quarter. "We successfully resolved one of our largest problem credit issues during the quarter, which resulted in a substantial decrease in non-performing loans and the collection of more than $550,000 in delinquent interest and attorneys' fees," said Jones. The provision for loan losses for the first quarter was $1.2 million, relatively unchanged from the provision in the first quarter of 2005. Net loan charge-offs in the first quarter of 2006 were $204,000, or 0.01% of average loans outstanding, compared to $1.1 million, or 0.05% of average loans outstanding in the first quarter of 2005. At March 31, 2006, the allowance for loan losses totaled $31.9 million, representing 1.24% of total loans outstanding.

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BANR-First Quarter 2006 Results
April 25, 2006

Conference Call

The Company will host a conference call on Wednesday, April 26, 2006, at 8:00 a.m. PDT, to discuss first quarter results. The conference call can be accessed live by telephone at 303-262-2139. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11057624# until Wednesday, May 3, 2006 or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 58 branch offices and 12 loan offices in 24 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve outstanding credit issues and/or recover check kiting losses and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

(tables follow)

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BANR-First Quarter 2006 Results
April 25, 2006

RESULTS OF OPERATIONS	Quarters Ended
( In thousands except share and per share data )	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005

INTEREST INCOME:
Loans receivable	$49,126	$45,773	$36,137
Mortgage-backed securities	2,083	2,747	3,673
Securities and cash equivalents	1,778	2,644	2,849

	52,987	51,164	42,659
INTEREST EXPENSE:
Deposits	17,431	15,607	10,414
Federal Home Loan Bank advances	3,126	4,442	5,617
Other borrowings	698	569	332
Junior subordinated debentures	1,828	1,788	1,067
	23,083	22,406	17,430
Net interest income before provision for loan losses	29,904	28,758	25,229
PROVISION FOR LOAN LOSSES	1,200	1,100	1,203
Net interest income	28,704	27,658	24,026

OTHER OPERATING INCOME:
Deposit fees and other service charges	2,492	2,516	2,004
Mortgage banking operations	1,152	1,099	1,231
Loan servicing fees	390	315	439
Miscellaneous	468	321	323
	4,502	4,251	3,997
Gain (loss) on sale of securities	- -	(7,310)	- -
Total other operating income (loss)	4,502	(3,059)	3,997

OTHER OPERATING EXPENSE:
Salary and employee benefits	15,489	15,337	13,793
Less capitalized loan origination costs	(2,592)	(2,342)	(2,041)
Occupancy and equipment	3,794	3,623	3,227
Information / computer data services	1,300	1,214	1,117
Miscellaneous	5,207	5,975	5,207
	23,198	23,807	21,303
FHLB prepayment penalties	- -	6,077	- -
Total other operating expense	23,198	29,884	21,303
Income (loss) before provision for income taxes	10,008	(5,285)	6,720
PROVISION (BENEFIT) FOR INCOME TAXES	3,220	(2,340)	2,013
NET INCOME (LOSS)	$6,788	$(2,945)	$4,707
Earnings (loss) per share
Basic	$0.58	$(0.25)	$0.41
Diluted	$0.56	$(0.25)	$0.39
Cumulative dividends declared per common share	$0.18	$0.18	$0.17
Weighted average shares outstanding
Basic	11,789,858	11,635,243	11,470,028
Diluted	12,124,533	12,006,686	11,920,812
Shares repurchased during the period	8,068	24,924	8,028

PROFORMA DISCLOSURES OF FOURTH QUARTER 2005 RESTRUCTURING CHARGES
NET INCOME (LOSS) from above	$6,788	$(2,945)	$4,707
ADJUSTMENTS FOR BALANCE-SHEET
RESTRUCTURING CHARGES
Loss on sale of securities	- -	7,310	- -
FHLB prepayment penalties	- -	6,077	- -
Income tax benefit related to restructuring charges	- -	(4,819)	- -
Restructuring charges net of income tax benefit	- -	8,568	- -

NET INCOME FROM RECURRING OPERATIONS	$6,788	$5,623	$4,707

Earnings per share EXCLUDING restructuring charges
Basic	$0.58	$0.48	$0.41
Diluted	$0.56	$0.47	$0.39

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BANR-First Quarter 2006 Results
April 25, 2006

FINANCIAL CONDITION
( In thousands except share and per share data )	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005

ASSETS
Cash and due from banks	$82,923	$116,448	$57,994
Securities available for sale	249,012	260,284	540,706
Securities held to maturity	49,993	50,949	50,515
Federal Home Loan Bank stock	35,844	35,844	35,844
Loans receivable:
Held for sale	4,208	4,779	3,217
Held for portfolio	2,566,323	2,434,952	2,158,620
Allowance for loan losses	(31,894)	(30,898)	(29,736)
	2,538,637	2,408,833	2,132,101
Accrued interest receivable	16,881	17,395	15,982
Real estate owned held for sale, net	287	315	1,034
Property and equipment, net	51,136	50,205	42,261
Goodwill and other intangibles, net	36,306	36,280	36,347
Deferred income tax asset, net	8,488	7,606	7,964
Bank-owned life insurance	37,313	36,930	35,773
Other assets	15,137	19,466	16,261
	$3,121,957	$3,040,555	$2,972,782
LIABILITIES

Deposits:
Non-interest-bearing	$325,265	$328,840	$257,437
Interest-bearing transaction and savings accounts	801,048	792,370	678,483
Interest-bearing certificates	1,290,143	1,202,103	1,058,610
	2,416,456	2,323,313	1,994,530
Advances from Federal Home Loan Bank	268,930	265,030	594,958
Other borrowings	78,900	96,849	63,263

Junior subordinated debentures	97,942	97,942	72,168

Accrued expenses and other liabilities	26,907	29,503	25,294
Deferred compensation	6,546	6,253	5,531
Income taxes payable	591	- -	3,375
	2,896,272	2,818,890	2,759,119
STOCKHOLDERS' EQUITY

Common stock	131,574	130,573	127,829
Retained earnings	101,417	96,783	95,082
Accumulated other comprehensive income ( loss )	(4,384)	(2,736)	(5,613)
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(2,494)	(2,480)	(3,096)
Net carrying value of stock related deferred compensation plans	(428)	(475)	(539)
	225,685	221,665	213,663
	$3,121,957	$3,040,555	$2,972,782
Shares Issued:
Shares outstanding at end of period	12,146,992	12,082,476	11,890,541
Less unearned ESOP shares at end of period	301,786	300,120	374,595
Shares outstanding at end of period excluding unearned ESOP shares	11,845,206	11,782,356	11,515,946
Book value per share (1)	$19.05	$18.81	$18.55
Tangible book value per share (1)	$15.99	$15.73	$15.40

Consolidated Tier 1 leverage capital ratio	8.96%	8.59%	8.72%

(1)

-   Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan
    ( ESOP ).

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BANR-First Quarter 2006 Results
April 25, 2006

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005
LOANS ( including loans held for sale ):
Commercial real estate	$565,752	$555,889	$559,195
Multifamily real estate	144,354	144,512	113,205
Commercial construction	73,514	51,931	39,468
Multifamily construction	62,990	62,624	78,236
One- to four-family construction	412,046	348,661	274,868
Land and land development	246,765	228,436	161,988
Commercial business	447,582	442,232	406,948
Agricultural business including secured by farmland	137,747	147,562	130,776
One- to four-family real estate	382,007	365,903	316,345
Consumer	97,774	91,981	80,808
Total loans outstanding	$2,570,531	$2,439,731	$2,161,837

NON-PERFORMING ASSETS:	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005

Loans on non-accrual status	$8,225	$10,349	$17,718
Loans more than 90 days delinquent, still on accrual	64	104	108
Total non-performing loans	8,289	10,453	17,826
Real estate owned ( REO ) / Repossessed assets	328	506	1,072
Total non-performing assets	$8,617	$10,959	$18,898
Total non-performing assets / Total assets	0.28%	0.36%	0.64%

	Quarters Ended
CHANGE IN THE	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$30,898	$30,561	$29,610
Provision	1,200	1,100	1,203
Recoveries of loans previously charged off	156	269	373
Loans charged-off	(360)	(1,032)	(1,450)
Net ( charge-offs ) recoveries	(204)	(763)	(1,077)

Balance, end of period	$31,894	$30,898	$29,736

Net charge-offs / Average loans outstanding	0.01%	0.03%	0.05%
Allowance for loan losses / Total loans outstanding	1.24%	1.27%	1.38%

DEPOSITS	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005

Non-interest-bearing	$325,265	$328,840	$257,437
Interest-bearing checking	306,706	293,395	246,201
Regular savings accounts	141,000	153,218	159,102
Money market accounts	353,342	345,757	273,180
Interest-bearing transaction & savings accounts	801,048	792,370	678,483
Three-month maturity money market certificates	188,672	151,515	132,187
Other certificates	1,101,471	1,050,588	926,423
Interest-bearing certificates	1,290,143	1,202,103	1,058,610
Total deposits	$2,416,456	$2,323,313	$1,994,530

Included in other borrowings

Retail repurchase agreements / "Sweep accounts"	$61,086	$52,166	$36,057

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BANR-First Quarter 2006 Results
April 25, 2006

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended

OPERATING PERFORMANCE:	Mar 31, 2006	Dec 31, 2005	Mar 31, 2005

Average loans	$2,509,552	$2,394,069	$2,125,833
Average securities and deposits	349,197	510,808	633,420
Average non-interest-earning assets	190,350	189,087	169,633

Total average assets	$3,049,099	$3,093,964	$2,928,886

Average deposits	$2,321,217	$2,272,710	$1,960,545
Average borrowings	468,540	562,239	719,544
Average non-interest-earning liabilities	31,260	36,739	29,163

Total average liabilities	2,821,017	2,871,688	2,709,252

Total average stockholders' equity	228,082	222,276	219,634
	`
Total average liabilities and equity	$3,049,099	$3,093,964	$2,928,886

Interest rate yield on loans	7.94%	7.59%	6.89%
Interest rate yield on securities and deposits	4.48%	4.19%	4.18%

Interest rate yield on interest-earning assets	7.52%	6.99%	6.27%

Interest rate expense on deposits	3.05%	2.72%	2.15%
Interest rate expense on borrowings	4.89%	4.80%	3.95%

Interest rate expense on interest-bearing liabilities	3.36%	3.14%	2.64%

Interest rate spread	4.16%	3.85%	3.63%

Net interest margin	4.24%	3.93%	3.71%

Other operating income / Average assets	0.60%	(0.39%)	0.55%

Other operating expense / Average assets	3.09%	3.83%	2.95%

Efficiency ratio ( other operating expense / revenue )	67.42%	116.28%	72.89%

Return on average assets	0.90%	(0.38%)	0.65%

Return on average equity	12.07%	(5.26%)	8.69%

Average equity / Average assets	7.48%	7.18%	7.50%

Operating performance for the quarter ended December 31, 2005 EXCLUDING the effects of the BALANCE-SHEET RESTRUCTURING CHARGES

Other operating income EXCLUDING restructuring loss
/ Average assets		0.55%

Other operating expense EXCLUDING restructuring expense
/ Average assets		3.05%

Efficiency ratio ( other operating expense / revenue
EXCLUDING effects of restructuring charges )		72.12%

Return on average assets EXCLUDING net restructuring charges		0.72%

Return on average equity EXCLUDING net restructuring charges		10.04%

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